May 20, 2011

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares
evidenced by One (1) American Depositary
Receipts representing One (1) Ordinary Share of
Premier Oil plc (Form F6 File No. 3336462)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in par value for Premier Oil plc.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value for Premier Oil plc.

The Prospectus has been revised to reflect the new par value and has been overstampted with:

Effective May 23, 2011 the par value
changed from GBp 0.50 to GBp 0.125


Please contact me with any questions or
comments at 212 8156915.

Margaret Keyes
The Bank of New York Mellon  ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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